Exhibit 23(b)

INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors
NCT Group, Inc.

We hereby consent to the incorporation by reference in the Registration statements on Form S-1 (File Nos. 333-64967, 333-43387, 333-82359, 333-87757,
333-35210,  333-47084 and  333-60574)  and on Form S-8 (File Nos.  333-11213 and
333-47956) of our report dated April 9, 2001 on the consolidated financial statements of NCT Group, Inc. and Subsidiaries at December 31, 2000 and for the year then ended, which report is included in this Annual Report on Form 10-K.


 /s/ GOLDSTEIN GOLUB KESSLER LLP
-----------------------------------
     Goldstein Golub Kessler LLP


New York, New York
April 3, 2003